Exhibit 99.1

                              Horizon Telcom, Inc.
                               68 East Main Street
                             Chillicothe, Ohio 45601

                                                                January 28, 2005

United States Securities and
   Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

                  Re:   Schedule 14A (File No. 0-32617)/
                        Schedule 13E-3 (File No. 5-80225)
                        ---------------------------------

Ladies and Gentlemen:

      Reference is made to the letter dated January 21, 2005 from Pamela Carmody, Special Counsel - Office of Mergers and Acquisitions at the United States Securities and Exchange Commission ("SEC") to Daniel A. Etna. As requested pursuant to such letter, please be advised that Horizon Telcom, Inc., an Ohio corporation (the "Company"), hereby acknowledges that: (i) the Company is responsible for the adequacy and accuracy of the disclosure in the above-referenced filings (the "Filings"); (ii) SEC staff comments or changes to disclosure in response to SEC staff comments in the Filings reviewed by the SEC staff do not foreclose the SEC from taking any action with respect to the Filings; and (iii) the Company may not assert SEC staff comments as a defense in any proceeding initiated by the SEC or any person under the federal securities laws of the United States of America.

                                        Very truly yours,

                                        Horizon Telcom, Inc.

                                        By: /s/ Thomas McKell
                                            -----------------
                                            Thomas McKell
                                            President